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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                              FORM 8-K



                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)           OCTOBER 8, 1997


                        PORTACOM WIRELESS, INC.
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         (Exact name of Registrant as specified in its Charter)


     DELAWARE                         0-23228                     33-0650673
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(State or Other Jurisdiction of    (Commission File No.)     (I.R.S. Employer
 Incorporation)                                              Identification No.)


8055 W. MANCHESTER AVENUE, SUITE #730, PLAYA DEL REY, CALIFORNIA         90293
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(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (310) 448-4140

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ITEM 5.      OTHER EVENTS

The Registrant announced on October 8, 1997 that it has signed a Letter of Intent ("LOI") with VDC Corporation Ltd. (OTC:VDCLF)("VDC") to sell its principal asset, which is a minority interest in a private company that operates wireless telephony systems in China, for 5.3 million shares of VDC common stock and up to US$700,000.00 in cash. A copy of the press release is attached as an exhibit.

Separately, VDC has signed a Memorandum of Understanding ("MOU") with NovoComm, Inc. ("NovoComm"), a privately held company, to acquire 100 percent of the outstanding shares of NovoComm for 33,300,000 shares of VDC common stock plus an additional 4,700,000 shares of VDC common stock when VDC has completed its proposed transaction with the Registrant. If the two transactions close, VDC will have 47 million shares outstanding upon consummation and it is expected that VDC will change its name to NovoComm, Inc.

Following the completion of the proposed transaction, PortaCom intends to distribute the shares of VDC common stock to its common stockholders and, pending tax and other regulatory constraints, would seek to merge PortaCom with another telecommunications or other business enterprise that would be expected to allow for the ongoing operations of the company.

Both the MOU and the LOI are subject to completion of definitive agreements which are in the process of being negotiated. It is anticipated that both agreements will be subject to shareholder consent, the completion of due diligence, regulatory approvals and filings and other necessary conditions, including resolving a majority of PortaCom's current debts and obligations. There is no assurance that definitive agreements for either transaction will be reached or that either transaction will be consummated.

In addition, the Registrant, previously announced that it had signed agreements in principle to acquire a controlling interest in Microwave Communications Limited ("MCL"), a paging telecommunications venture in the Republic of India. As the conditions of closing were not satisfied, the agreements have expired. Furthermore, although the Registrant had sought to negotiate an extension, there is no realistic prospect of an extension being obtained by the Registrant.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             The following is furnished as and Exhibit to this Report:

             99.1  Press Release dated October 8, 1997

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                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 17, 1997                 PORTACOM WIRELESS, INC



                                        By: /s/ Douglas C. MacLellan
                                           ----------------------------------
                                           Douglas C. MacLellan
                                           President and Chief Executive Officer